Exhibit 99.1

200 Crossing Boulevard, Bridgewater, NJ  08807

Press Release:

SYNCHRONOSS TECHNOLOGIES, INC. ANNOUNCES

THIRD QUARTER 2015 FINANCIAL RESULTS

•	Non-GAAP total revenue of $151.3 million increases 21% year-over-year
•	Cloud Services revenue of $76.1 million increases 31% year-over-year
•	Activation Services revenue of $75.2 million increases 11% year-over-year
•	Non-GAAP EPS of $0.58 increases 26% year-over-year

BRIDGEWATER, NJ –October 28, 2015 –  Synchronoss Technologies, Inc. (NASDAQ: SNCR), the mobile innovation leader that provides cloud solutions and software-based activation for mobile carriers, retailers and OEMs around the world, today announced financial results for the third quarter 2015.

“During the third quarter, Synchronoss passed the $600 million annualized revenue run rate, and did so while delivering 21% top line growth and a non-GAAP operating margin of 29%,” said Stephen G. Waldis, Founder, Chairman and Chief Executive Officer of Synchronoss. “We are excited about the growth opportunities ahead of us.  Adoption of our cloud and activation platforms continues to grow globally, and we recently introduced powerful new predicative analytic capabilities.  In addition, we have significantly expanded our addressable market with the launch of our enterprise business and the Synchronoss Secure Mobility Suite.”

On a GAAP basis, Synchronoss reported net revenues of $150.9 million, representing an increase of 21% compared to the third quarter of 2014.  Gross profit was $87.4 million and income from operations was $22.3 million.  Net income was $9.6 million, leading to diluted earnings per share of $0.21, compared to $0.22 for the third quarter of 2014.

On a non-GAAP basis, Synchronoss reported net revenues, which adds back the purchase accounting adjustment related to revenues for certain acquisitions, of $151.3 million, an increase of 21% compared to the third quarter of 2014.  Gross profit was $92.1 million, representing a gross margin of 61%.  Income from operations was $43.2 million representing a year-over-year increase of 36% and an operating margin of 29%.  Net income was $27.1 million, up from $20.0 million in the year ago period.  Diluted earnings per share were $0.58, compared to $0.46 for the third quarter of 2014, an increase of 26% compared to the third quarter of 2014.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

“We are pleased with our third quarter financial results that were highlighted by ongoing strong margin performance and increased earnings,” said Karen L. Rosenberger, Chief Financial Officer and Treasurer.  “We are confident that our strategic customer relationships, combined with our growth investments and expansion into new market opportunities, position us well to scale Synchronoss to the next level and generate greater shareholder value over time.”

Recent Business Highlights:

•

Announced the launch of our enterprise business, which will offer secure mobility solutions to enterprise clients, initially in the financial services, life sciences and healthcare industries, and will be led by David Schuette, a seasoned enterprise executive.

•

Established a new venture to develop advanced mobile solutions by leveraging proprietary secure mobility technology contributed by The Goldman Sachs Group, Inc. (NYSE: GS) that will address the challenges associated with enterprise mobility applications.

•	Verizon reaffirmed its commitment to Synchronoss as a valued strategic partner.

Conference Call Details

In conjunction with this announcement, Synchronoss will host a conference call today, October 28, 2015, at 8:30 a.m. (ET) to discuss the company's financial results.  To access this call, dial 877-930-7767 (domestic) or 253-336-7416 (international). The pass code for the call is 61520070. Additionally, a live web cast of the conference call will be available on the “Investor Relations” page on the company’s web site www.synchronoss.com.

Following the conference call, a replay will be available for a limited time at 855-859-2056 (domestic) or 404-537-3406 (international).  The replay pass code is 61520070.  An archived web cast of this conference call will also be available on the “Investor Relations” page of the company’s web site, www.synchronoss.com.

Non-GAAP Financial Measures

Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP revenues, gross profit, operating income, net income, effective tax rate, earnings per share and cash flows from operating activities. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above add back the deferred revenue write-down associated with acquisitions, fair value stock-based compensation expense, acquisition-related costs which includes integration costs, changes in the contingent consideration obligation, deferred compensation expense related to earn outs and amortization of intangibles associated with acquisitions.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Synchronoss Technologies, Inc.

Synchronoss Technologies, Inc. (NASDAQ:SNCR), is the mobile innovation leader that provides cloud solutions and software-based activation for connected devices across the globe. The company’s proven and scalable technology solutions allow customers to connect, synchronize and activate connected devices and services that empower enterprises and consumers to live in a connected world. For more information visit us at: www.synchronoss.com.

Forward-looking Statements

This document may include certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," “outlook” or words of similar meanings. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption "Risk Factors" in Synchronoss’ Annual Report on Form 10-K for the year ended December 31, 2014 and other documents filed with the U.S. Securities and Exchange Commission. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. Synchronoss does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

The Synchronoss logo, Synchronoss and Synchronoss Integrated Life are trademarks of Synchronoss Technologies, Inc. All other trademarks are property of their respective owners.

SOURCE: Synchronoss Technologies, Inc.

CONTACT: Synchronoss Technologies, Inc.

Investor:

Seth Potter, +1 646-277-1230

investor@synchronoss.com

or

Media:

Stacie Hiras, 908-674-0758

stacie.hiras@synchronoss.com

SYNCHRONOSS TECHNOLOGIES, INC.

BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$143,352	$235,967
Marketable securities	67,452	51,097
Accounts receivable, net of allowance for doubtful accounts of $376 and $88 at September 30, 2015 and December 31, 2014, respectively	157,166	118,371
Prepaid expenses and other assets	32,515	35,023
Deferred tax assets	3,899	1,475
Total current assets	404,384	441,933
Marketable securities	16,195	3,313
Property and equipment, net	168,785	151,171
Goodwill	186,973	147,135
Intangible assets, net	119,408	99,489
Deferred tax assets	7,754	1,232
Other assets	18,140	18,549
Total assets	$921,639	$862,822

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,814	$25,059
Accrued expenses	41,594	42,679
Deferred revenues	14,039	11,897
Contingent consideration obligation	170	8,000
Total current liabilities	70,617	87,635
Lease financing obligation - long term	13,886	9,204
Convertible debt	230,000	230,000
Deferred tax liability	8,440	3,698
Other liabilities	2,970	3,178
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000 shares authorized, 0 shares issued and outstanding at September 30, 2015 and December 31, 2014	—	—
Common stock, $0.0001 par value; 100,000 shares authorized, 47,757 and 46,444 shares issued; 44,078 and 42,711 outstanding at September 30, 2015 and December 31, 2014, respectively	4	4
Treasury stock, at cost (3,679 and 3,733 shares at September 30, 2015 and December 31, 2014, respectively)	(65,651)	(66,336)
Additional paid-in capital	498,653	454,740
Accumulated other comprehensive loss	(33,353)	(20,014)
Retained earnings	196,073	160,713
Total stockholders’ equity	595,726	529,107
Total liabilities and stockholders’ equity	$921,639	$862,822

SYNCHRONOSS TECHNOLOGIES, INC.

STATEMENT OF INCOME

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Net revenues	$150,874	$125,175	$421,620	$327,103
Costs and expenses:
Cost of services (1)(2)(3)*	63,438	50,496	172,013	131,766
Research and development (1)(2)(3)	23,986	21,056	68,472	53,902
Selling, general and administrative (1)(2)(3)	21,003	21,382	60,603	55,656
Net change in contingent consideration obligation	—	355	—	1,680
Restructuring charges	399	—	5,090	—
Depreciation and amortization	19,754	16,268	51,221	42,292
Total costs and expenses	128,580	109,557	357,399	285,296
Income from operations	22,294	15,618	64,221	41,807
Interest income	546	358	1,483	867
Interest expense	(1,448)	(1,164)	(4,208)	(2,258)
Other income (4)	(1,030)	3	(601)	1,052
Income before income tax expense	20,362	14,815	60,895	41,468
Income tax expense	(10,717)	(5,488)	(25,535)	(16,193)
Net income	$9,645	$9,327	$35,360	$25,275

Net income attributable to Synchronoss	9,645	9,327	35,360	25,275
Add: After-tax interest on convertible debt	377	247	1,366	247
Net income for diluted EPS calculation**	$10,022	$9,574	$36,726	$25,522

Net income per common share:
Basic	$0.23	$0.23	$0.84	$0.63
Diluted	$0.21	$0.22	$0.77	$0.61

Weighted-average common shares outstanding:
Basic	42,491	40,833	42,077	40,173
Diluted	47,692	44,265	47,505	41,795

* Cost of services excludes depreciation and amortization which is shown separately.
** Includes an add back for the convertible debt interest

(1) Amounts include fair value stock-based compensation as follows:
Cost of services	$1,884	$1,575	$4,969	$4,286
Research and development	1,986	1,657	5,113	4,303
Selling, general and administrative	4,277	4,556	11,152	11,881
Total fair value stock-based compensation expense	$8,147	$7,788	$21,234	$20,470

(2) Amounts include acquisition costs as follows:
Cost of services	$2,304	$—	$3,202	$31
Research and development	2,289	—	4,932	77
Selling, general and administrative	134	1,932	449	2,285
Total acquisition costs	$4,727	$1,932	$8,583	$2,393

(3) Amounts include fair value earn-out cash and stock compensation as follows:
Cost of services	$—	$—	$—	$16
Research and development	—	—	—	—
Selling, general and administrative	—	400	—	1,232
Total fair value earn-out cash and stock compensation expense	$—	$400	$—	$1,248

(4) Amounts include Fx change of the contingent consideration obligation as follows:
Other (expense) income	$—	$41	$—	$41

SYNCHRONOSS TECHNOLOGIES, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Non-GAAP financial measures and reconciliation:

GAAP Revenue	$150,874	$125,175	$421,620	$327,103
Add: Deferred revenue write-down	475	315	692	648
Non-GAAP Revenue	$151,349	$125,490	$422,312	$327,751

GAAP Revenue	$150,874	$125,175	$421,620	$327,103
Less: Cost of services	63,438	50,496	172,013	131,766
GAAP Gross Margin	87,436	74,679	249,607	195,337
Add: Deferred revenue write-down	475	315	692	648
Add: Fair value stock-based compensation	1,884	1,575	4,969	4,286
Add: Acquisition and restructuring costs	2,304	—	3,202	31
Add: Deferred compensation expense - earn-out	—	—	—	16
Non-GAAP Gross Margin	$92,099	$76,569	$258,470	$200,318
Non-GAAP Gross Margin %	61%	61%	61%	61%

GAAP income from operations	$22,294	$15,618	$64,221	$41,807
Add: Deferred revenue write-down	475	315	692	648
Add: Fair value stock-based compensation	8,147	7,788	21,234	20,470
Add: Acquisition and restructuring costs	5,126	1,932	13,673	2,393
Add: Net change in contingent consideration obligation	—	355	—	1,680
Add: Deferred compensation expense - earn-out	—	400	—	1,248
Add: Amortization expense	7,184	5,353	18,509	13,650
Non-GAAP income from operations	$43,226	$31,761	$118,329	$81,896

GAAP net income attributable to common stockholders	$9,645	$9,327	$35,360	$25,275
Add: Deferred revenue write-down, net of tax	365	208	513	432
Add: Fair value stock-based compensation, net of tax	6,799	5,047	15,730	13,662
Add: Acquisition and restructuring costs, net of taxes	4,297	1,284	10,129	1,597
Add: Net change in contingent consideration obligation, net of Fx change	—	395	—	1,721
Add: Deferred compensation expense - earn-out, net of tax	—	257	—	833
Add: Amortization expense, net of tax	5,983	3,476	13,711	9,110
Non-GAAP net income	$27,089	$19,994	$75,443	$52,630

Net income attributable to Synchronoss	27,089	19,994	75,443	52,630
Add: After-tax interest on convertible debt	516	253	1,544	253
Net income for diluted EPS calculation	$27,605	$20,247	$76,987	$52,883

Diluted non-GAAP net income per share	$0.58	$0.46	$1.62	$1.27
Weighted shares outstanding - Diluted	47,692	44,265	47,505	41,795

SYNCHRONOSS TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2015	2014
Operating activities:
Net income	$35,360	$25,275
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	51,221	42,292
Amortization of debt issuance costs	1,125	242
Amortization of bond premium	1,261	263
Deferred income taxes	(11,772)	(2,407)
Non-cash interest on leased facility	694	709
Stock-based compensation	21,234	20,470
Changes in operating assets and liabilities:
Accounts receivable, net of allowance for doubtful accounts	(40,442)	(40,795)
Prepaid expenses and other current assets	8,020	(4,434)
Other assets	(670)	(2,804)
Accounts payable	106	8,331
Accrued expenses	(4,975)	(1,570)
Contingent consideration obligation	(1,532)	2,881
Excess tax benefit from the exercise of stock options	(4,710)	(754)
Other liabilities	(138)	1,228
Deferred revenues	1,610	(3,925)
Net cash provided by operating activities	56,392	45,002

Investing activities:
Purchases of fixed assets	(53,461)	(24,796)
Purchases of intangible assets	(1,200)	—
Purchases of marketable securities available-for-sale	(105,817)	(27,657)
Maturities of marketable securities available-for-sale	75,370	1,990
Businesses acquired, net of cash	(83,592)	(38,085)
Net cash used in investing activities	(168,700)	(88,548)

Financing activities:
Proceeds from the exercise of stock options	16,752	20,727
Payments on contingent consideration obligation	(4,468)	—
Debt issuance costs related to convertible notes	—	(6,561)
Proceeds from issuance of convertible notes	—	230,000
Borrowings on revolving line of credit	—	40,000
Repayment of revolving line of credit	—	(40,000)
Excess tax benefit from the exercise of stock options	4,710	754
Proceeds from the sale of treasury stock in connection with an employee stock purchase plan	1,902	1,677
Repayments of capital obligations	(1,772)	(1,129)
Net cash provided by financing activities	17,124	245,468
Effect of exchange rate changes on cash	2,569	189
Net (decrease) increase in cash and cash equivalents	(92,615)	202,111
Cash and cash equivalents at beginning of period	235,967	63,512
Cash and cash equivalents at end of period	$143,352	$265,623

SYNCHRONOSS TECHNOLOGIES, INC.

Reconciliation of GAAP to Non-GAAP Cash Provided by Operating Activities

(in thousands)

(Unaudited)

	Nine Months Ended September 30,
	2015	2014

Non-GAAP cash provided by operating activities and reconciliation:

Net cash provided by operating activities (GAAP)	$56,392	$45,002
Add: Tax benefits from stock options exercised	4,710	754
Add: Cash payments on settlement of earn-out	3,532	—
Adjusted cash flow provided by operating activities (Non-GAAP)	$64,634	$45,756